EXHIBIT 99.2
                                [FRONT]

                            TSX CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Victor D. Gherson and William H. Lambert, or either one of them acting in the absence of the other, with full power of substitution, as Proxies to vote all shares of Common Stock of TSX Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of the stockholders of the Company to be held at 10:00 a.m., Mountain time, February 6, 1997, at the TSX Corporate Offices, 4849 N. Mesa, Suite 200, El Paso, Texas, and at any and all adjournments thereof, for the following purposes (as described in the Proxy Statement):

                 (Please Sign and Date the Other Side)

                              [REVERSE]

1.   FOR ___   AGAINST ___    ABSTAIN ___    Proposal to approve and
                                             adopt the Plan of Merger,
                                             dated as of October 28,
                                             1996, as more fully
                                             described in the
                                             accompanying Joint Proxy
                                             Statement-Prospectus.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE FACE OF THIS CARD, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                              DATE: _________________________, 1996.


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                              (Signature)


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                              (Signature)

                              Please sign as name appears on stock
                              certificate.  When signing as executor,
                              administrator, attorney, trustee or
                              guardian, please give full title as
                              such.  If a corporation, please sign in
                              full corporate name by president or
                              other authorized officer.  If a
                              partnership, please sign in partnership
                              name by authorized person.  If a joint
                              tenancy, please have both joint tenants
                              sign.